Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. ___) on Form S-1 of Rexit Inc. of our report dated September 1, 2010, relating to our audit of the financial statements as of August 31, 2010 and for the period from August 13, 2010 (inception) through August 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent of the reference to our firm under the captions “Experts” in such Prospectus.

Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
September 1, 2010